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                                                                   EXHIBIT 10.11


                        OEM SALES AND PURCHASE AGREEMENT

THIS AGREEMENT, made the ___ day of ____________, 199_ between the WAUKESHA ENGINE DIVISION OF DRESSER INDUSTRIES, INC., a Delaware corporation, hereinafter called "WAUKESHA", and ________________, hereinafter called "OEM".

1.       PRELIMINARY STATEMENT

         WAUKESHA manufactures and sells internal combustion engines. OEM wishes to purchase from WAUKESHA and WAUKESHA wishes to sell to OEM AT, VHP, VGF, VSG and Intermediate engines hereinafter called "WAUKESHA Products". OEM incorporates Waukesha Products into equipment packages utilized for petroleum market including gas and air compression hereinafter called "OEM Products".

2.       SALES AND PURCHASES

         WAUKESHA shall sell to OEM and OEM shall purchase from WAUKESHA, WAUKESHA Products on the terms stated in this Agreement. Except as otherwise provided in this Agreement, the terms of sale by WAUKESHA to OEM shall be WAUKESHA's Standard Terms of Sale, which are included in the Power Partners Policy Manual.
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         If this agreement differs in any way from OEM's order or terms, then
         Waukesha's performance is expressly made conditional on OEM's assent to any terms or conditions of Waukesha. Any terms or conditions which conflict with Waukesha's terms and conditions shall have no effect.

3.       PRICES AND PAYMENT

         OEM shall pay WAUKESHA or WAUKESHA Products, the prices mutually agreed upon from time to time which shall be confirmed in writing and become a part of this Agreement. Payment by OEM to WAUKESHA for WAUKESHA Products delivered to OEM shall be due and payable on a net thirty (30) day basis pursuant to invoices rendered by WAUKESHA to OEM. Alternative payment terms must be agreed upon in advance of order placement with WAUKESHA.

4.       RIGHTS

         WAUKESHA grants OEM the right to purchase and sell such WAUKESHA Products in conjunction with OEM Products. OEM agrees to purchase, incorporate and sell WAUKESHA Products where suitable in the construction of OEM Products.



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5.       TRADEMARKS AND LIMITATIONS

         Nothing herein shall be construed as granting OEM any license or right to manufacture any engine parts or service parts for WAUKESHA Products.

         Since OEM will be manufacturing products using the WAUKESHA Products as components and since OEM will be selling the products it has manufactured, OEM shall not utilize any trade names of WAUKESHA, nor any of WAUKESHA's trademarks in promoting the sale of such products without first obtaining the prior written consent of WAUKESHA, which consent may be withheld by WAUKESHA in its absolute discretion.

6.       RISK

         OEM shall purchase WAUKESHA Products, incorporate them into OEM Products and sell and service the OEM Products at its risk and in its name and for its account, and shall not undertake any engagements on behalf of WAUKESHA.

         Notwithstanding the foregoing, OEM agrees to consult with WAUKESHA regarding the potential use for WAUKESHA Products purchased by OEM and to permit WAUKESHA to veto the right of OEM to sell such engine in a market or application for which WAUKESHA determines its engine is unsuitable.




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7.       TECHNICAL INFORMATION AND CONFIDENTIALITY

         WAUKESHA shall have no obligation to provide OEM with any design or manufacturing drawings, technical information or know-how for WAUKESHA Products.

         OEM shall have no obligation to provide WAUKESHA with any design or manufacturing drawings, technical information or know-how for OEM Products.

         Each party shall hold in strict confidence all designs, drawings, technical information and know-how, that it may at any time receive from the other party, and will not use or transmit any of same for any reason or purpose without the prior written consent of the other party.

         This undertaking is valid as long as the Agreement is effective and for three (3) years following termination of the Agreement.

8.       SUPPLY

         WAUKESHA shall at all times continue to timely provide Products to OEM as required by OEM for so long as OEM purchases WAUKESHA Products, provided; however, that, if WAUKESHA hereafter discontinues the manufacture, sale and supply of any engine, then WAUKESHA shall have no continuing


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         obligation to supply OEM with such engine.  In the event that WAUKESHA chooses to discontinue to manufacture and supply hereunder, it will give OEM ample notice of such discontinuance.

9.       CHANGES

         WAUKESHA reserves the right to make changes to its WAUKESHA Products. WAUKESHA will normally give OEM notice of such changes. WAUKESHA shall have no obligation to build WAUKESHA Products of old designs for OEM.

10.      TERM

         This Agreement shall continue in effect until terminated by either party on not less than three (3) months notice to the other party.

11.      DELIVERY

         WAUKESHA Products shall be delivered FOB Carrier, plant of manufacture. OEM shall notify WAUKESHA of the carrier selected by OEM sufficiently in advance of delivery so as to enable WAUKESHA to make timely delivery. WAUKESHA shall be responsible for the proper packing of the Products and all


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         other steps needed to properly transport the Products to the carrier.

12.      WARRANTIES

         WAUKESHA's warranty compensation to OEM shall be as per WAUKESHA's warranty terms included in the Power Partners Policy Manual.

13.      INDEMNITY

         OEM hereby indemnifies and holds WAUKESHA harmless from and against all liability, loss, damages, costs and expenses, including reasonable attorneys' fees, which WAUKESHA may sustain or incur by reason of any action or omission of OEM.

14.      ENTIRE AGREEMENT

         This Agreement constitutes the complete agreement between WAUKESHA and OEM. No amendment shall be valid unless in writing and signed by the duly authorized representative of the party sought to be bound.

         However, the OEM Power Partners manual and other material may be reasonably modified or changed by Waukesha at any time for any reason.


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15.      DISPUTE RESOLUTION

         The parties shall attempt to resolve any dispute arising our of or relating to this Agreement promptly by negotiation between executives. If the matter has not been resolved within sixty (60) days of a party's request for negotiation, either party may initiate the arbitration as hereinafter provided.

         Any controversy arising under or in relation to this Agreement shall be settled by arbitration, before a panel of three arbitrators in the United States of America in the City of Milwaukee, Wisconsin, in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. Such arbitration shall be conducted in English and shall be binding upon the parties, and judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof. The laws of Wisconsin shall apply to this contract and all matters in relation to it.


WAUKESHA ENGINE DIVISION,


DRESSER INDUSTRIES, INC.

By:
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Title:
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Date:
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OEM:
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By:
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Title:
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Date:
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